Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-161391) of Stone Energy Corporation, and

(2) Registration Statement (Form S-3 No. 333-184532) of Stone Energy Corporation, and

(3) Registration Statement (Form S-8 No. 333-67332) pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, and

(4) Registration Statement (Form S-8 No. 333-51968) pertaining to the Basin Exploration, Inc. Equity Incentive Plan, and

(5) Registration Statement (Form S-8 No. 333-64448) pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, and

(6) Registration Statement (Form S-8 No. 333-87849) pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, and

(7) Registration Statement (Form S-8 No. 333-107440) pertaining to the Stone Energy Corporation 2001 Amended and Restated Stock Option Plan, and

(8) Registration Statement (Form S-8 No. 333-160424) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan, and

(9) Registration Statement (Form S-8 No. 333-174992) pertaining to the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan;

of our reports dated February 27, 2013, with respect to the consolidated financial statements of Stone Energy Corporation and the effectiveness of internal control over financial reporting of Stone Energy Corporation included in this Annual Report (Form 10-K) of Stone Energy Corporation for the year ended December 31, 2012.

/s/ Ernst & Young LLP

New Orleans, Louisiana

February 27, 2013